Exhibit 10.47

NOTICE OF ELECTION TO EXTEND TERM OF LEASE

AIR Commercial Real Estate Association

Dated:  July 29, 2010

By and Between (Lessor)
Crest Development LLC formerly Freeway Ventures LLC

And (Lessee)
Simulations Plus, Inc.

Address of Premises: 42505 10th Street West, Lancaster, CA 93534

To the Lesser:

Notice is hereby given that Lessee irrevocably elects to exercise its option to extend the term of this Lease by 3 years, ie. from February 3, 2011 to February 2, 2014.

Please acknowledge receipt of this Notice in the space provided below and return a copy to Lessee via Email, or telefax.

Lessee:

Simulations Plus, Inc.

BY:  /s/ Momoko Beran
Name Printed: Momoko Beran
Title: CFO

Lessor hereby acknowledges that it received this Notice on Lessor:

Crest Development LLC

BY: /s/ Gary Shaffer
Name Printed:Gary Shaffer
Title:  Owner